SUPPLEMENT TO
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 24, 2004)


                                  $245,332,453
                                 (Approximate)

                                  CWMBS, Inc.
                                   Depositor

                                 [LOGO OMITTED]
                            Countrywide Home Loans
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer

                    CHL Mortgage Pass-Through Trust 2004-J9
                                     Issuer

     This Supplement revises the Prospectus Supplement dated November 23, 2004 to the Prospectus dated August 24, 2004 with respect to the certificates issued by the above-referenced issuer as follows:

     In the second column entitled "Initial Class Certificate Balance" in the table on the cover page of the Prospectus Supplement (i) in the line corresponding to class designation "Class 2-A-5," the amount of "$17,243,000" is hereby deleted and replaced by "$16,966,000" and (ii) in the line corresponding to class designation "Class 2-A-6," the amount of "$467,000" is hereby deleted and replaced by "$744,000."

     On page S-9 of the Prospectus Supplement, in the second line from the bottom of the page, the amount "$17,243,000" is hereby deleted and replaced by "$16,966,000."

     On page S-9 of the Prospectus Supplement, in the last line of the page, the amount "$467,000" is hereby deleted and replaced by "$744,000."


                       Countrywide Securities Corporation



                 The date of this Supplement is March 18, 2005